EXHIBIT 99.1

For Immediate Release: December 28, 2015
Jennifer Nahas
Vice President, Marketing
Griffin Capital Corporation
jnahas@griffincapital.com
Office Phone: 949-270-9332
Cell Phone: 949-433-6860

Griffin Capital Essential Asset REIT Acquires Three-Property Portfolio
Mercedes-Benz Financial Services USA, LLC | Fort Worth, TX

El Segundo, California (December 28, 2015) - Griffin Capital Corporation (“Griffin Capital”) announced today, on behalf of Griffin Capital Essential Asset REIT, Inc. (the “REIT”), the acquisition of a three-property portfolio from Global Income Trust, Inc. (the “Seller”), a public, non-traded REIT sponsored by CNL Financial Group, LLC. The portfolio includes two single-tenant office properties at AllianceTexas, an 18,000-acre master-planned, mixed-use development in Fort Worth, Texas, and one single-tenant warehouse/distribution center in Jacksonville, Florida.
The AllianceTexas properties include a two-story, 119,001-square-foot facility fully leased to a global defense contractor. The second property is a three-story, 164,333-square-foot structure leased to Mercedes-Benz Financial Services USA LLC, one of the leading captive financial services providers and a financial services company of Daimler AG. Griffin Capital considers these to be strategic acquisitions because of the quality and business essential nature of each of these assets for the tenants and location in Fort Worth which has been recognized as a fast-growing metropolitan area in the past decade. This region’s substantial economic and employment growth is fostered by the region’s pro-business climate.
The third asset in the Portfolio, a warehouse/distribution center situated in Jacksonville, Florida within close proximity to the Port of Jacksonville, embodies the latest in industrial distribution center development trends with a cross-dock configuration, 40 foot clear heights and state-of-the-art racking and sortation equipment. The property is fully leased through November 2024 to Samsonite LLC, an international luggage manufacturer which utilizes the facility as its primary U.S. distribution center.

Commenting on the acquisition, Louis Sohn, Griffin Capital’s Director of Acquisitions, said, “We are pleased to acquire a portfolio of high-quality assets that are well diversified across a wide spectrum of characteristics including asset class, geography and underlying tenant industry.”
Michael Escalante, Griffin Capital's Chief Investment Officer and President of the REIT, added, "Given our prior experience acquiring individual assets and portfolios from other public, non-traded REITs, we were uniquely positioned to navigate through the issues inherent to participants in the REIT space, allowing us to successfully acquire these three remaining domestic assets in the Seller’s portfolio. This transaction is an outstanding capstone to our very active year.”
The Seller was represented by SunTrust Robinson Humphrey.
About Griffin Capital Essential Asset REIT and Griffin Capital Corporation
Griffin Capital Essential Asset REIT, Inc. is a publicly registered non-traded REIT with a portfolio that currently includes 76(1) office and industrial distribution properties totaling approximately 19.1(1) million rentable square feet. The REIT’s sponsor is Griffin Capital Corporation (“Griffin Capital”), an investment and asset management company headquartered in Los Angeles. Led by senior executives each with more than two decades of real estate experience collectively encompassing over $21 billion of transaction value and more than 650 transactions, Griffin Capital and its affiliates have acquired or constructed approximately 46 million square feet of space since 1995. Griffin Capital and its affiliates own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 29.8(1) million square feet of space, located in 29 states, and 0.1 million square feet in the United Kingdom, representing approximately $5.1(1) billion in asset value. Additional information about Griffin Capital is available at www.griffincapital.com.

(1) Includes the property information related to the acquisition of an 80% ownership interest in the Digital Realty joint venture.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the REIT’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. This is neither an offer nor a solicitation to purchase securities.